Exhibit 99.1

e.l.f. Beauty Announces Definitive Agreement to Acquire Naturium

Adds fast-growing, high performance skin care disruptor to e.l.f. Beauty portfolio of brands

Advances e.l.f. Beauty’s mission to make the best of beauty accessible to every eye, lip, face and skin concern

Acquisition expected to be accretive to e.l.f. Beauty’s EPS on an adjusted basis in fiscal 2024

OAKLAND, California; August 29, 2023 — e.l.f. Beauty (NYSE: ELF) has signed a definitive agreement to acquire Naturium, a fast-growing, high performance skin care brand for $355 million in a combination of cash and stock, furthering its mission to make the best of beauty accessible to every eye, lip, face and skin concern. The deal is expected to double e.l.f. Beauty’s presence in skin care to approximately 18% of retail sales. The transaction, which is subject to customary closing conditions, is expected to close around September 30, 2023.

“We are thrilled to welcome Naturium to the e.l.f. Beauty family,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “Naturium aligns with e.l.f. Beauty’s vision to create a different kind of beauty company with brands built to disrupt norms, shape culture and connect communities through positivity, inclusivity and accessibility. Nearing two decades in business, we continue to deliver exceptional results. In August, we raised our Fiscal 2024 outlook after posting quarterly net sales growth of 76%, marking 18 consecutive quarters of more than 20% sales growth on average. e.l.f. SKIN is one of the fastest growing skin care brands, and Naturium joining e.l.f. Beauty presents a unique opportunity to significantly accelerate the potential we see in skin care.”

Naturium was launched in 2019 by Los Angeles based brand accelerator, The Center, and propelled further in 2020 with the joining of one of the industry’s leading skin care authorities, Susan Yara as a founder, as well as a minority investment in 2021 from the female-founded growth equity firm Prelude Growth Partners. Naturium is driven by the belief that high performance skin care should be and can be clinically effective, skin compatible and affordable. The brand has seen exceptional growth, with net sales growing at an approximately +80% CAGR over the last two years, and approximately $90 million of net sales expected this year.1

Naturium is known for powerful ingredient-led formulas that combine efficacy with an elevated skin care experience at an accessible price point. Some of its best-selling products include The Glow Getter Multi-Oil Hydrating Body Wash, Vitamin C Complex Serum and Dew-Glow Moisturizer SPF 50. With an average selling price of approximately $18, Naturium products are currently available at Target, Amazon, naturium.com and select international retailers. Naturium is one of Target’s fastest growing skin care brands2 and was awarded Beauty Vendor of the Year in 2022.

“We have remained disciplined in pursuing strategic extensions that can leverage our strengths and bring complementary capabilities to e.l.f. Beauty” continued Amin. “Naturium has built something special. With efficacious products at accessible price points and a community first mindset, Naturium reminds me of where e.l.f. was when I became CEO over nine years ago. Naturium demonstrates the same spirit, values and growth characteristics we find in e.l.f.”

[1]	In the 12 month period ending March 31, 2024, on an annualized basis.
[2]	Target IRI TCN Reporting (May 2023).

“We’ve built an incredible brand, with numerous superstar formulas, a dedicated community and a world class team in less than four years,” said Susan Yara, Naturium’s Founder. “I have admired e.l.f., and their deep commitment to being a different kind of beauty company, for years now. They care about their community and their employees, which is truly meaningful to me, especially as a female founder. With our complementary missions and cultures, I know e.l.f. Beauty will be the ideal partner as we expand our reach, and continue to make high performance skin care accessible for all.”

e.l.f. Beauty plans to continue to operate the Naturium business from its headquarters in Los Angeles, CA, nurturing its entrepreneurial spirit and maintaining the brand’s passionate team of employees.

Transaction Details

The total purchase consideration is approximately $355 million, subject to certain customary purchase price adjustments. e.l.f. Beauty expects to finance the transaction using available cash on hand, borrowings under e.l.f. Beauty’s existing credit facility and approximately $70 million, or approximately 600,000 shares, of e.l.f. Beauty stock issued directly to founders and key management.

Naturium is expected to generate approximately $90 million of net sales and $17 million in adjusted EBITDA this year.3 The purchase price implies a multiple of approximately 4x net sales and approximately 21x adjusted EBITDA.

e.l.f. Beauty expects Naturium to contribute approximately $48 million in net sales, approximately $9 million in adjusted EBITDA and approximately $0.04 in adjusted EPS on a fully diluted basis in fiscal 2024. Note that this considers Naturium’s contribution for approximately half of e.l.f. Beauty’s fiscal year, based on the expected timeline for the transaction to close around September 30, 2023.

Advisors

Latham & Watkins LLP is serving as e.l.f. Beauty’s legal advisor. Financo Raymond James is serving as exclusive financial advisor to Naturium and Sidley Austin LLP and Polsinelli LLP are serving as Naturium’s legal advisors.

Conference Call Details

e.l.f. Beauty will hold a conference call to discuss the acquisition at 8:00am Eastern Time today, August 29, 2023. Interested parties may listen to the conference call via the live webcast by accessing https://investor.elfbeauty.com/news-and-events/events-and-presentations or by calling 1-844-481-2823 or 1-412-317-1848. For those unable to listen to the live broadcast, an archived version will be available on the e.l.f. Beauty website.

Presentation slides have also been posted to e.l.f. Beauty’s website at https://investor.elfbeauty.com/news-and-events/events-and-presentations.

About e.l.f. Beauty

e.l.f. Beauty, Inc. builds brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our deep commitment to clean, cruelty-free beauty at an incredible value has fueled the success of our flagship brand e.l.f. Cosmetics since 2004 and driven our portfolio expansion. Today, our multi-brand portfolio includes e.l.f. Cosmetics, e.l.f. SKIN, pioneering clean-beauty brand Well People and Keys Soulcare, a groundbreaking lifestyle beauty brand created with Alicia Keys. Our family of brands is available online and across leading beauty, mass market and specialty retailers in the U.S., and has a growing international presence.

Learn more by visiting https://investor.elfbeauty.com.

About Naturium

Driven by the belief that high-performance skin care should be and can be clinically-effective, skin compatible and affordable, Naturium was born. Naturium unlocks the benefits of natural botanicals and powerful actives with innovative technology, by formulating highly effective, skin care formulas that work. Naturium products are available at Target, Amazon, naturium.com and select international retailers.

[3]	In the 12 month period ending March 31, 2024, on an annualized basis.

Note Regarding non-GAAP Financial Measure

With respect to the adjusted EBITDA and adjusted EPS expectations above, the Company is not able to provide a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most comparable GAAP financial measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from adjusted EBITDA and adjusted EPS due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s expectations regarding Naturium’s net sales and adjusted EBITDA and contributions to e.l.f. Beauty’s net sales, adjusted EBITDA and adjusted EPS on a fully diluted basis in fiscal 2024, and those statements regarding the performance of the combined business. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K, as updated from time to time in the Company’s SEC filings, as well as the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire Naturium; the possibility that various closing conditions for the acquisition may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in regulatory or other required approvals; the failure of the acquisition to close for any other reason; the amount of fees and expenses related to the acquisition; the ability to achieve projected financial results; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:

KC Katten	Melinda Fried

VP, Corporate Development & Investor Relations, e.l.f. Beauty kkatten@elfbeauty.com	Head of Corporate Communications, e.l.f. Beauty mfried@elfbeauty.com